                                   EXHIBIT 3.4

                          ARTICLES OF INCORPORATION OF
                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION

                            ARTICLES OF INCORPORATION

                                       I.

                   NAME: The name of this corporation shall be
                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION

                                       II.

         PURPOSE: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporations Law of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

         INITIAL AGENT: The name and address of the corporation's initial agent for service of process is

                        LESLIE ANN GRIESBAUM
                        5465 Morehouse Drive, Suite 190
                        San Diego, California 92121-4713

                                       IV.

         DIRECTOR LIABILITY: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       V.

         INDEMNIFICATION OF AGENTS: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject tot the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

                                       VI.

         CAPITAL STOCK: The corporation is authorized to issue only one class of stock. The total number of shares the corporation is authorized to issue is 20,000,000.





DATED: August 22, 1997                  /s/ Leslie Ann Griesbaum
                                        ----------------------------------
                                        LESLIE ANN GRIESBAUM, INCORPORATOR

         I declare that I am the person who executed the above Articles of Incorporation, and such instrument is my act and deed.


                                        /s/ Leslie Ann Griesbaum
                                        ----------------------------------
                                        LESLIE ANN GRIESBAUM, INCORPORATOR